Exhibit 1(h)

FLORIDA POWER & LIGHT COMPANY

PREFERRED STOCK

______________________________

UNDERWRITING AGREEMENT
______________________________

[Date]

To the Representatives named in Schedule I
hereto of the Underwriters
named in Schedule II hereto

Ladies and Gentlemen:

1.    Introductory. Florida Power & Light Company, a Florida corporation (“FPL”), proposes to issue and sell shares of FPL’s serial preferred stock, [$100] [without] par value, with the terms and in the amount specified in Schedule I hereto (the “Preferred Stock” or the “Shares”). FPL hereby confirms its agreement with the several Underwriters (as defined below) as set forth herein.

The term “Underwriters” as used herein shall be deemed to mean the entity or several entities named in Schedule II hereto and any underwriter substituted as provided in Section 4 hereof, and the term “Underwriter” shall be deemed to mean one of such Underwriters. If the entity or entities listed in Schedule I hereto (the “Representatives”) are the same as the entity or entities listed in Schedule II hereto, then the terms “Underwriters” and “Representatives,” as used herein, shall each be deemed to refer to such entity or entities. The Representatives represent that they have been authorized by each Underwriter to enter into this agreement on behalf of such Underwriter and to act for it in the manner herein provided. All obligations of the Underwriters hereunder are several and not joint. If more than one entity is named in Schedule I hereto, any action under or in respect of this agreement may be taken by such entities jointly as the Representatives or by one of the entities acting on behalf of the Representatives and such action will be binding upon all the Underwriters.

2.    Representations and Warranties of FPL.  FPL represents and warrants to the several Underwriters that:

(a)  FPL has filed with the Securities and Exchange Commission (the “Commission”) a joint registration statement, as amended, with Florida Power & Light Company Trust I and Florida Power & Light Company Trust II (together with Florida Power & Light Company Trust I, “Florida Power & Light Company Trust”), FPL Group,

Inc. (“FPL Group”), FPL Group Capital Inc (“FPL Group Capital”), FPL Group Capital Trust II, FPL Group Capital Trust III (together with FPL Group Capital Trust II, “FPL Group Capital Trust”), FPL Group Trust I and FPL Group Trust II (together with FPL Group Trust I, “FPL Group Trust”, and together with Florida Power & Light Company Trust and FPL Group Capital Trust, collectively the “Trusts”) on Form S-3, including a prospectus (Registration Statement Nos. 333-_______, 333-______-01, 333-_______-02, 333-_______-03, 333-_______-04, 333-_______-05, 333-_______-06, 333-_______-07 and 333-_______-08) (“Registration Statement No. 333-______”), for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (a) an unspecified aggregate amount of (i) first mortgage bonds of FPL (“Bonds”), (ii) shares of FPL’s serial Preferred Stock, $100 par value (“Serial Preferred Stock”) and shares of FPL’s Preferred Stock without par value (“No Par Preferred Stock,” and together with the Serial Preferred Stock, “FPL Preferred Stock”), (iii) junior subordinated debentures of FPL (“FPL Junior Subordinated Debentures”), (iv) preferred trust securities of Florida Power & Light Company Trust I (“Florida Power & Light Company Trust I Preferred Trust Securities”) and (v) preferred trust securities of Florida Power & Light Company Trust II (together with Florida Power & Light Company Trust I Preferred Trust Securities, “Florida Power & Light Company Trust Preferred Trust Securities), (b) guarantee of FPL related to the Florida Power & Light Company Trust Preferred Trust Securities (the “Florida Power & Light Company Trust Guarantee”), (c) an unspecified aggregate amount of (i) senior debt securities of FPL Group Capital (“FPL Group Capital Senior Debt Securities”), (ii) FPL Group’s shares of common stock, $.01 par value (the “Common Stock”), (iii) shares of FPL Group’s preferred stock, $.01 par value (“FPL Group Preferred Stock”), (iv) shares of FPL Group Capital’s preferred stock, $.01 par value (“FPL Group Capital Preferred Stock”), (v) contracts to purchase Common Stock or FPL Group Preferred Stock or other agreements or instruments requiring FPL Group to issue Common Stock or FPL Group Preferred Stock (collectively, “Stock Purchase Contracts”), (vi) units, each representing ownership of a Stock Purchase Contract and any of debt securities of FPL Group Capital, debt securities of FPL Group, FPL Group Trust Preferred Trust Securities (as defined below), FPL Group Capital Preferred Trust Securities (as defined below) or debt securities of third parties, including U.S. Treasury securities (“Stock Purchase Units”), (vii) junior subordinated debentures of FPL Group Capital (“FPL Group Capital Junior Subordinated Debentures”), (viii) junior subordinated debentures of FPL Group (“FPL Group Junior Subordinated Debentures”), (ix) debt securities of FPL Group (“FPL Group Senior Debt Securities”), (x) preferred trust securities of FPL Group Capital Trust II (“FPL Group Capital Trust II Preferred Trust Securities”), (xi) preferred trust securities of FPL Group Capital Trust III (together with FPL Group Capital Trust II Preferred Trust Securities, the “FPL Group Capital Trust Preferred Trust Securities”), (xii) preferred trust securities of FPL Group Trust I (“FPL Group Trust I Preferred Trust Securities”), and (xiii) preferred trust securities of FPL Group Trust II (together with FPL Group Trust I Preferred Trust Securities, “FPL Group Trust Preferred Trust Securities”) and (d) guarantees of FPL Group (“FPL Group Guarantees”) related to the FPL Group Capital Senior Debt Securities, FPL Group Capital Junior Subordinated Debentures, FPL Group Capital Preferred Stock, FPL Group Capital Trust Preferred Trust Securities and FPL Group Trust Preferred Trust Securities. Such registration statement has become effective and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of FPL, threatened by the Commission. References herein to the term “Registration Statement” as of any given time shall mean Registration Statement No. 333-_______, as amended or supplemented to such time, including all documents incorporated by reference therein as of such time pursuant to Item 12 of Form S-3 (“Incorporated Documents”) and any prospectus, preliminary prospectus supplement or prospectus supplement relating to the Shares deemed to be a part thereof pursuant to Rule 430B that has not been superseded or modified. References herein to the term “Registration Statement” without reference to a time means the Registration Statement as of ____ [A.M./P.M.], New York City time, on [the date hereof] (which date and time is the earlier of the date and time of (x) the first use of the preliminary prospectus supplement relating to the Shares and (y) the first contract of sale of the Shares), which time shall be considered the “Effective Date” of the Registration Statement. For purposes of the definitions of “Registration Statement” in the preceding two sentences, information contained in any prospectus, preliminary prospectus supplement or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. References herein to the term “Pricing Prospectus” shall mean the prospectus relating to FPL and Florida Power & Light Company Trust forming a part of Registration Statement No. 333-______ (the “Base Prospectus”), including all Incorporated Documents and any prospectus or prospectus supplement relating to the Shares deemed to be a part of such registration statement that has not been superseded or modified. For purposes of the definition of “Pricing Prospectus” with respect to a particular offering of the Preferred Stock, information contained in a prospectus or prospectus supplement (other than a prospectus or prospectus supplement that relates only to securities issued by FPL Group, FPL Group Capital, FPL Group Capital Trust, FPL Group Trust or FPL Trust or to securities issued by FPL other than the Shares) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Pricing Prospectus as of the time that form of prospectus or prospectus supplement is filed with the Commission pursuant to Rule 424 of the general rules and regulations of the Securities Act (“Rule 424”). References herein to the term “Prospectus” means the Pricing Prospectus that discloses the public offering price and other final terms of the Shares and otherwise satisfies Section 10(a) of the Securities Act. The prospectus supplement relating to the Shares proposed to be filed pursuant to Rule 424 shall be substantially in the form delivered to the Representatives prior to the execution of this agreement. Each of the Underwriters acknowledges that on or subsequent to the Closing Date, FPL may file a post-effective amendment to the Registration Statement pursuant to Rule 462(d) under the Securities Act or a Current Report on Form 8-K in order to file one or more unqualified opinions of counsel and any documents executed in connection with the offering of the Shares.

(b)  The Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) filed within three years of the date hereof; the Registration Statement became effective upon filing; no notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by FPL and not removed; and with respect to the Shares, FPL is a “well-known seasoned issuer” within the meaning of subparagraph (1)(ii) of the definition of “well-known seasoned issuer” in Rule 405 under the Securities Act and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(c)  The Registration Statement at the Effective Date fully complied, and the Prospectus, both as of the date hereof and at the Closing Date, and the Registration Statement at the Closing Date, will fully comply, in all material respects with the applicable provisions of the Securities Act and the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at the Effective Date, did not, and at the Closing Date the Registration Statement will not, contain an untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, both as of the date hereof and at the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; and the Incorporated Documents, when filed with the Commission, fully complied or will fully comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable instructions, rules and regulations of the Commission thereunder; provided, that the foregoing representations and warranties in this subsection (c) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to FPL by or on behalf of any Underwriter through the Representatives expressly for use in connection with the preparation of the Registration Statement or the Prospectus, or to any statements in or omissions from the Statements of Eligibility on Form T-1, or amendments thereto, filed as exhibits to the Registration Statement (collectively, the “Statements of Eligibility”) or to any statements or omissions made in the Registration Statement or the Prospectus relating to The Depository Trust Company (“DTC”) Book-Entry-Only System that are based solely on information contained in published reports of DTC.

(d)  As of the Applicable Time (as defined below), the Pricing Disclosure Package (as defined below) did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties in this subsection (d) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to FPL by or on behalf of any Underwriter through the Representatives expressly for use in connection with the preparation of the Pricing Prospectus, any preliminary prospectus supplement or any Issuer Free Writing Prospectus (as defined below), or to any statements in or omissions from the Pricing Prospectus, any preliminary prospectus supplement or any Issuer Free Writing Prospectus relating to the DTC Book-Entry-Only System that are based solely on information contained in published reports of DTC. References to the term “Pricing Disclosure Package” shall mean the documents listed in Schedule III, taken together as a whole. References to the term “Issuer Free Writing

Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Securities Act. References to the term “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act. References to the term “Applicable Time” means ____[A.M./P.M.] on [the date hereof]. If there occurs an event or development as a result of which the Pricing Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, FPL promptly will notify the Representatives so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented.

(e)  As of the Applicable Time, no Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, the Prospectus or the Pricing Prospectus, including any document incorporated by reference therein that has not been superseded or modified.

(f)  The financial statements included as part of or incorporated by reference in the Pricing Disclosure Package, the Prospectus and the Registration Statement present fairly the consolidated financial condition and results of operations of FPL and its subsidiaries taken as a whole at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise indicated in the Pricing Disclosure Package, the Prospectus and the Registration Statement; and Deloitte & Touche LLP, who has audited the audited financial statements of FPL, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder.

(g)  Except as reflected in or contemplated by the Pricing Disclosure Package, since the respective most recent times as of which information is given in the Pricing Disclosure Package, there has not been any material adverse change in the business, properties or financial condition of FPL and its subsidiaries taken as a whole, whether or not in the ordinary course of business, nor has any transaction been entered into by FPL or any of its subsidiaries that is material to FPL and its subsidiaries taken as a whole, other than changes and transactions contemplated by the Pricing Disclosure Package and transactions in the ordinary course of business. FPL and its subsidiaries have no contingent obligation material to FPL and its subsidiaries taken as a whole, which is not disclosed in or contemplated by the Pricing Disclosure Package.

(h)  The execution and delivery of this agreement and the consummation of the transactions herein contemplated by FPL and the fulfillment of the terms hereof on the part of FPL to be fulfilled have been duly authorized by all necessary corporate action of FPL in accordance with the provisions of its Restated Articles of Incorporation, as amended (the “FPL Charter”), by-laws and applicable law. The execution and delivery by FPL of this agreement and of a certificate or certificates for the Shares and the performance by FPL of its obligations under this agreement and under the Shares do not require any consent, approval, authorization, registration or qualification of or by any governmental agency or body other than (i) those consents, approvals, authorizations, registrations or qualifications as have already been obtained, and (ii) the filing of Articles of Amendment to the FPL Charter relating to the Shares (the “Articles of Amendment”) with the appropriate office of the Department of State, State of Florida which shall be filed by FPL prior to the Closing Date.

(i)  The execution and delivery of this agreement and the consummation of the transactions herein contemplated by FPL and the fulfillment of the terms hereof on the part of FPL to be fulfilled will not result in a breach of any of the terms or provisions of, or constitute a default under, the FPL Charter (as amended by the Articles of Amendment) or by-laws, or any indenture, mortgage, deed of trust or other agreement or instrument to which FPL or any of its subsidiaries is now a party, or violate any law or any order, rule, decree or regulation applicable to FPL or any of its subsidiaries of any federal or state court, regulatory board or body or administrative agency having jurisdiction over FPL or any of its subsidiaries or any of their respective property, except where such breach, default or violation would not have a material adverse effect on the business, properties or financial condition of FPL and its subsidiaries taken as a whole.

(j)  FPL has no direct or indirect significant subsidiaries (as defined in Regulation S-X (17 CFR Part 210)).

(k)  FPL has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership of properties or the conduct of its businesses requires such qualification, except where the failure so to qualify would not have a material adverse effect on the business, properties or financial condition of FPL and its subsidiaries taken as a whole, and has the power and authority as a corporation necessary to own or hold its respective properties and to conduct the businesses in which it is engaged.

(l)  The Shares conform in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus.

(m)  The Preferred Stock has been validly authorized and, when issued and delivered by FPL against payment therefor in accordance with the provisions of this agreement, will be fully paid and non-assessable.

(n)  FPL is not, and after giving effect to the offering and sale of the Preferred Stock and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (“1940 Act”).

3.    Purchase and Sale. On the basis of the representations and warranties herein contained, and subject to the terms and conditions in this agreement, FPL agrees to sell to the respective Underwriters named in Schedule II hereto, severally and not jointly, and the respective Underwriters agree, severally and not jointly, to purchase from FPL the respective number of Shares set forth opposite their respective names in Schedule II hereto at the purchase price per Share set forth in Schedule I hereto as the Purchase Price.

The Underwriters agree to make a bona fide public offering of the Shares as set forth in the Pricing Disclosure Package, such public offering to be made as soon after the execution of this agreement as practicable, subject, however, to the terms and conditions of this agreement. The Underwriters have advised FPL that the Shares will be offered to the public at the amount per Share as set forth in Schedule I hereto as the Price to Public and to certain dealers selected by the Representatives at a price which represents a concession. Such dealers’ concession may not be in excess of $____ per Share under the Price to Public.

Each Underwriter agrees that (i) no information that is presented by it to investors has been or will be inconsistent with the information contained in the Pricing Disclosure Package as it may then be amended or supplemented and (ii) it will make no offer that would constitute a Free Writing Prospectus that is required to be filed by FPL pursuant to Rule 433 under the Securities Act other than an Issuer Free Writing Prospectus in accordance with Section 5(h).

4.  Time, Date and Place of Closing, Default of Underwriter.  Delivery of the Shares and payment therefor by wire transfer in federal funds shall be made at ___ A.M., New York City time, on the closing date set forth on Schedule I, at the offices of Thelen Reid Brown Raysman & Steiner LLP, 875 Third Avenue, New York, New York 10022, or at such other time, date or place as may be agreed upon in writing by FPL and the Representatives. The time and date of such delivery and payment are herein called the “Closing Date.”

The Shares shall be delivered to the Representatives for the respective accounts of the Underwriters against payment by the several Underwriters through the Representatives of the purchase price therefor. Delivery of the Shares shall be made through the facilities of DTC unless FPL and the Representatives shall otherwise agree. For the purpose of expediting the checking of the Shares by the Representatives on behalf of the Underwriters, FPL agrees to make such Shares available to the Representatives for such purpose at the offices of Thelen Reid Brown Raysman & Steiner LLP, 875 Third Avenue, New York, New York 10022, not later than 2:00 P.M., New York City time, on the business day preceding the Closing Date, or at such other time, date or place as may be agreed upon by FPL and the Representatives.

If any Underwriter shall fail to purchase and pay for the number of the Shares which such Underwriter has agreed to purchase and pay for hereunder (otherwise than by reason of any failure on the part of FPL to comply with any of the provisions contained herein), the non-defaulting Underwriters shall be obligated to purchase and pay for (in addition to the respective number of the Shares set forth opposite their respective names in Schedule II hereto) the number of the Shares which such defaulting Underwriter or Underwriters failed to purchase and pay for, up to a number thereof equal to, in the case of each such remaining Underwriter, ten percent (10%) of the aggregate number of the Shares set forth opposite the name of such remaining Underwriter in said Schedule II, and such remaining Underwriters shall have the right, within 24 hours of receipt of such notice, either to (i) purchase and pay for (in such proportion as may be agreed upon among them) the remaining number of the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase, or (ii) substitute another Underwriter or Underwriters, satisfactory to FPL, to purchase and pay for the remaining number of the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase. If any of the Shares would still remain unpurchased, then FPL shall be entitled to a further period of 24 hours within which to procure another party or other parties, members of the National Association of

Securities Dealers, Inc. (or, if not members of such Association, who are not eligible for membership in said Association and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with said Association’s Conduct Rules) and satisfactory to the Representatives to purchase such Shares on the terms herein set forth. In the event that, within the respective prescribed periods, (i) the non-defaulting Underwriters notify FPL that they have arranged for the purchase of such Shares or (ii) FPL notifies the non-defaulting Underwriters that it has arranged for the purchase of such Shares, the non-defaulting Underwriters or FPL shall have the right to postpone the Closing Date for a period of not more than three full business days beyond the expiration of the respective prescribed periods in order to effect whatever changes may thus be made necessary in the Registration Statement, the Prospectus or in any other documents or arrangements. In the event that neither the non-defaulting Underwriters nor FPL has arranged for the purchase of such Shares by another party or parties as above provided, then this agreement shall terminate without any liability on the part of FPL or any Underwriter (other than an Underwriter which shall have failed or refused, otherwise than for some reason sufficient to justify, in accordance with the terms hereof, the cancellation or termination of its obligations hereunder, to purchase and pay for the Shares which such Underwriter has agreed to purchase as provided in Section 3 hereof), except as otherwise provided in Section 8 and subsections (d) and (f) of Section 5 hereof.

5.    Covenants of FPL.  FPL agrees with the several Underwriters that:

(a)  FPL will timely file the Prospectus with the Commission pursuant to Rule 424. FPL has complied and will comply with Rule 433 under the Securities Act in connection with the offering and sale of the Shares, including applicable provisions in respect of timely filing with the Commission, legending and record-keeping.

(b)  FPL will prepare a final term sheet, containing a description of the pricing terms of the Shares, substantially in the form of Schedule I hereto and approved by the Representatives and will timely file such term sheet with the Commission pursuant to Rule 433 under the Securities Act.

(c)  FPL will deliver to the Representatives and to Counsel for the Underwriters (as defined below) one signed copy of the Registration Statement or, if a signed copy is not available, one conformed copy of the Registration Statement certified by an officer of FPL to be in the form as originally filed, including all Incorporated Documents and exhibits, except those incorporated by reference, which relate to the Shares, including a signed or conformed copy of each consent and certificate included therein or filed as an exhibit thereto. As soon as practicable after the date of this agreement, FPL will deliver or cause to be delivered to the Underwriters through the Representatives as many copies of the Prospectus and any Issuer Free Writing Prospectus as the Representatives may reasonably request for the purposes contemplated by the Securities Act.

(d)  FPL has paid or cause to be paid or will pay or cause to be paid all expenses in connection with the (i) preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and any Issuer Free Writing Prospectus, (ii) issuance and delivery of the Shares as provided in Section 4 hereof, and (iii) printing and delivery to the Representatives for the account of the Underwriters, in reasonable quantities, of copies of the Registration Statement, any preliminary prospectus, the Prospectus and any Issuer Free Writing Prospectus. FPL will pay or cause to be paid all taxes, if any (but not including any transfer taxes), on the issuance of the Shares. FPL shall not, however, be required to pay any amount for any expenses of the Representatives or any of the Underwriters, except that if this agreement shall be terminated in accordance with the provisions of Sections 6, 7 or 9 hereof, FPL will pay or cause to be paid the fees and disbursements of Counsel for the Underwriters, whose fees and disbursements the Underwriters agree to pay in any other event, and FPL shall reimburse or cause to be reimbursed the Underwriters for out-of-pocket expenses, reasonably incurred by them in connection with the transactions contemplated by this agreement, not in excess, however, of an aggregate of $5,000 for such out-of-pocket expenses. FPL shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.

(e)  During a period of nine months after the date of this agreement, if any event relating to or affecting FPL shall occur which, in the opinion of FPL, should be set forth in a supplement to or an amendment of the Prospectus (including an Issuer Free Writing Prospectus) in order to make the Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser, FPL will forthwith at its expense prepare, file with the Commission, if required, and furnish to the Representatives a reasonable number of copies of such supplement or supplements or amendment or amendments to the Prospectus (including an Issuer Free Writing Prospectus) which will supplement or amend the Prospectus so that as supplemented or amended it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading; provided that should such event relate solely to activities of any of the Underwriters, then the Underwriters shall assume the expense of preparing and furnishing copies of any such amendment or supplement. In case any Underwriter is required to deliver a Prospectus after the expiration of nine months after the date of this agreement, FPL upon the request of the Representatives will furnish to the Representatives, at the expense of such Underwriter, a reasonable quantity of a supplemented or amended Prospectus or supplements or amendments to the Prospectus complying with Section 10 of the Securities Act.

(f)  FPL will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Shares for offer and sale under the blue sky laws of such United States jurisdictions as the Representatives may designate and will pay or cause to be paid filing fees and expenses (including fees of counsel not to exceed $5,000 and reasonable disbursements of counsel), provided that FPL shall not be required to qualify as a foreign corporation or dealer in securities, or to file any consents to service of process under the laws of any jurisdiction, or to meet other requirements deemed by FPL to be unduly burdensome.

(g)  FPL will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders (including holders of the Preferred Stock) as soon as practicable an earnings statement (which need not be audited, unless required so to be under Section 11(a) of the Securities Act) for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(h)  Prior to the termination of the offering of the Shares, FPL will not file any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any amendment or supplement to the Pricing Disclosure Package without prior notice to the Representatives and to Hunton & Williams LLP, who are acting as counsel for the several Underwriters (“Counsel for the Underwriters”), or any such amendment or supplement to which the Representatives shall reasonably object in writing, or which shall be unsatisfactory to Counsel for the Underwriters. FPL has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by FPL with the Commission or retained by FPL under Rule 433 under the Securities Act, other than a pricing term sheet substantially in the form as set forth on Schedule I, and will not make any such offer without prior notice to the Representatives and to Counsel for the Underwriters, or any such offer to which the Representatives shall reasonably object in writing, or which shall be unsatisfactory to Counsel for the Underwriters.

(i)  FPL will advise the Representatives promptly of the filing of the Prospectus pursuant to Rule 424, of the filing of any material pursuant to Rule 433 and of any amendment or supplement to the Pricing Disclosure Package or the Registration Statement or, prior to the termination of the offering of the Shares hereunder, of official notice of the institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement, of receipt from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, and, if such a stop order should be entered, or notice of objection should be received, use every commercially reasonable effort to obtain the prompt removal thereof.

(j)  FPL will use its commercially reasonable best efforts to deliver, in appropriate form for filing, to the Department of State, State of Florida, on or before the Closing Date the articles of amendment required by Section 607.0602, Florida Statues, relating to the Shares, and will use its commercially reasonable best efforts to have such articles of amendment accepted for filing by such Department of State on or before the Closing Date.

6.    Conditions of Underwriters’ Obligations to Purchase and Pay for the Shares. The several obligations of the Underwriters to purchase and pay for the Shares shall be subject to the performance by FPL of its obligations to be performed hereunder on or prior to the Closing Date and to the following conditions:

(a)  The representations and warranties made by FPL herein and qualified by materiality shall be true and correct in all respects and the representations and warranties made by FPL herein that are not qualified by materiality shall be true and correct in all material respects as of the Closing Date, in each case as if made on and as of such date and the Representatives shall have received, prior to payment for the Shares, a certificate from FPL dated the Closing Date and signed by an officer of FPL to that effect.

(b)  No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date; no order of the Commission directed to the adequacy of any Incorporated Document shall be in effect on the Closing Date; no proceedings for either such purpose shall be pending before, or threatened by, the Commission on such date; and no notice of objection by the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received by FPL and not removed by such date; and the Representatives shall have received, prior to payment for the Shares, a certificate from FPL dated the Closing Date and signed by an officer of FPL to the effect that, to the best of his or her knowledge, no such order is in effect and no proceedings for either such purpose are pending before, or to the knowledge of FPL threatened by, the Commission.

(c)  On the Closing Date, there shall be in full force and effect an authorization of the Florida Public Service Commission with respect to the issuance and sale of the Shares on the terms herein stated or contemplated, and containing no provision unacceptable to the Representatives by reason of the fact that it is materially adverse to FPL, it being understood that no authorization provided to Counsel for the Underwriters and in effect at the date of this agreement contains any such unacceptable provision.

(d)  On the Closing Date, the Representatives shall have received from Squire, Sanders & Dempsey L.L.P., counsel to FPL, Thelen Reid Brown Raysman & Steiner LLP, counsel to FPL, and Hunton & Williams LLP, Counsel for the Underwriters, opinions (with a copy for each of the Underwriters) in substantially the form and substance prescribed in Schedules IV, V and VI hereto (i) with such changes therein as may be agreed upon by FPL and the Representatives, with the approval of Counsel for the Underwriters, and (ii) if the Prospectus relating to the Shares shall be supplemented or amended after the Prospectus shall have been filed with the Commission pursuant to Rule 424, with any changes therein necessary to reflect such supplementation or amendment.

(e)  On the date of this agreement and on the Closing Date, the Representatives shall have received from Deloitte & Touche LLP a letter or letters (which may refer to letters previously delivered to the Representatives) (with copies thereof for each of the Underwriters) dated the respective dates of delivery thereof to the effect that (i) they are an independent registered public accounting firm with respect to FPL within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder; (ii) in their opinion, the consolidated financial statements of FPL audited by them and incorporated by reference in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations thereunder; (iii) on the basis of performing a review of interim financial information as described in Statement on Auditing Standards No. 100, Interim Financial Information, on the unaudited condensed consolidated financial statements of FPL, if any, incorporated by reference in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, a reading of the latest available interim unaudited [condensed] consolidated financial statements of FPL, if any, since the close of FPL’s most recent audited fiscal year, a reading of the minutes and consents of the Board of Directors, the Finance Committee of the Board of Directors, the Stock Issuance Committee of the Board of Directors, and the sole common shareholder of FPL since the end of the most recent audited fiscal year, and inquiries of officials of FPL who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with standards of the Public Company Accounting Oversight Board (United States) and they would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Deloitte & Touche LLP makes no representation as to the sufficiency of such procedures for the several Underwriters’ purposes), nothing has come to their attention which caused them to believe that (a) the unaudited condensed consolidated financial statements of FPL, if any, incorporated by reference in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, (1) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations thereunder and (2) except as disclosed in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of FPL incorporated by reference in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable; (b) at the date of the latest available interim balance sheet read by them and at a specified date not more than five days prior to the date of such letter, there was any change in the common stock or additional paid-in capital, increase in the preferred stock or long-term debt of FPL and its subsidiaries, or decrease in FPL’s common shareholders’ equity, in each case as compared with amounts shown in the most recent [condensed] consolidated balance sheet incorporated by reference in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, except in all instances for changes, increases or decreases which the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, discloses have occurred or may occur, or as occasioned by the declaration, provision for, or payment of dividends, or which are described in such letter; or (c) for the period from the date of the most recent [condensed] consolidated balance sheet incorporated by reference in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, to the latest available interim balance sheet read by them and for the period from the date of the latest available interim balance sheet read by them to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in total consolidated operating revenues or in net income, except in all instances for decreases which the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, discloses have occurred or may occur, or which are described in such letter; and (iv) they have carried out certain procedures and made certain findings, as specified in such letter, with respect to certain amounts included in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, and Exhibit 12(b) to the Registration Statement and such other items as the Representatives may reasonably request.

(f)  Since the respective most recent times as of which information is given in the Pricing Disclosure Package, and up to the Closing Date, (i) there shall have been no material adverse change in the business, properties or financial condition of FPL and its subsidiaries taken as a whole, except as disclosed in or contemplated by the Pricing Disclosure Package, and (ii) there shall have been no transaction entered into by FPL or any of its subsidiaries that is material to FPL and its subsidiaries taken as a whole, in each case other than transactions disclosed in or contemplated by the Pricing Disclosure Package, and transactions in the ordinary course of business; and at the Closing Date, the Representatives shall have received a certificate to such effect from FPL signed by an officer of FPL.

(g)  All legal proceedings to be taken in connection with the issuance and sale of the Shares shall have been satisfactory in form and substance to Counsel for the Underwriters.

(h)  [The Shares shall have been approved for listing on The New York Stock Exchange, Inc. (“NYSE”) upon official notice of issuance.]

In case any of the conditions specified above in this Section 6 shall not have been fulfilled, this agreement may be terminated by the Representatives upon mailing or delivering written notice thereof to FPL. Any such termination shall be without liability of any party to any other party except as otherwise provided in subsections (d) and (f) of Section 5 hereof.

7.    Condition of FPL’s Obligations.  The obligation of FPL to deliver the Shares shall be subject to the following condition:

(a)  No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date; no order of the Commission directed to the adequacy of any Incorporated Document shall be in effect on the Closing Date; no proceedings for either such purpose shall be pending before, or threatened by, the Commission on such date; and no notice of objection by the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received by FPL and not removed by such date.

(b)  On the Closing Date there shall be in full force and effect an authorization of the Florida Public Service Commission with respect to the issuance and sale of the Shares on the terms herein stated or contemplated, and containing no provision unacceptable to FPL by reason of the fact that it is materially adverse to FPL, it being understood that no authorization in effect at the date of this agreement contains any such unacceptable provision.

In case the conditions specified above in this Section 7 shall not have been fulfilled, this agreement may be terminated by FPL upon mailing or delivering written notice thereof to the Representatives. Any such termination shall be without liability of any party to any other party except as otherwise provided in subsections (d) and (f) of Section 5 hereof.

8.    Indemnification.

(a)  FPL agrees to indemnify and hold harmless each Underwriter, each officer and director of each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and to reimburse each such Underwriter, officer, director and controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) when and as incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, including all Incorporated Documents, or in the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this subsection (a) of Section 8 shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing, to FPL by or on behalf of any Underwriter, through the Representatives, expressly for use in connection with the preparation of any preliminary prospectus, the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any thereof, or arising out of, or based upon, statements in or omissions from the Statements of Eligibility; and provided, further, that the indemnity agreement contained in this subsection (a) of Section 8 in respect of any preliminary prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus shall not inure to the benefit of any Underwriter (or of any officer or director or person controlling such Underwriter) on account of any such losses, claims, damages, liabilities, expenses or actions arising from the sale of the Shares to any person in respect of any preliminary prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus, each as may be then supplemented or amended, furnished by such Underwriter to a person to whom any of the Shares were sold (excluding in all cases, however, any document then incorporated by reference therein), insofar as such indemnity relates to any untrue or misleading statement made in or omission from such preliminary prospectus, Pricing Prospectus, Issuer Free Writing Prospectus or Prospectus, if a copy of a supplement or amendment to such preliminary prospectus, Pricing Prospectus, Prospectus or Issuer Free Writing Prospectus (excluding in all cases, however, any document then incorporated by reference therein) (i) is furnished on a timely basis by FPL to the Underwriter, (ii) is required by law or regulation to have been conveyed to such person by or on behalf of such Underwriter, at or prior to the entry into the contract of sale of the Shares with such person, but was not so conveyed (which conveyance may be oral or written) by or on behalf of such Underwriter and (iii) would have cured the defect giving rise to such loss, claim, damage or liability. The indemnity agreement of FPL contained in this subsection (a) of Section 8 and the representations and warranties of FPL contained in Section 2 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any such officer, director or controlling person, and shall survive the delivery of the Shares. The Underwriters agree promptly to notify FPL, and each other Underwriter, of the commencement of any litigation or proceedings against them or any of them, or any such officer, director or controlling person in connection with the issuance and sale of the Shares.

(b)  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless FPL, its officers and directors, and each person who controls FPL within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) when and as incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon [(1)] an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Pricing Prospectus, the Prospectus [, any Underwriter Free Writing Prospectus] or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with information furnished in writing to FPL by or on behalf of such Underwriter, through the Representatives, expressly for use in connection with the preparation of any preliminary prospectus, the Registration Statement, the Pricing Prospectus, the Prospectus [, any Underwriter Free Writing Prospectus] or any Issuer Free Writing Prospectus or any amendment or supplement to any thereof [or (2) an untrue statement or alleged untrue statement of a material fact contained in any Underwriter Free Writing Prospectus distributed by or on behalf of such Underwriter unless such statement or omission was made in reliance upon and in conformity with information furnished in writing by FPL expressly for use in connection with such Underwriter Free Writing Prospectus]. The Underwriters hereby furnish to FPL in writing expressly for use in the preliminary prospectus, the Registration Statement, the Pricing Prospectus, the Prospectus [, and Underwriter Free Writing Prospectus] and any Issuer Free Writing Prospectus [insert information provided by the Underwriters]. FPL acknowledges that the statements set forth in the preceding [sentence] constitute the only information furnished in writing by or on behalf of the several Underwriters expressly for inclusion in any preliminary prospectus, the Registration Statement, the Pricing Prospectus, the Prospectus [, any Underwriter Free Writing Prospectus] or any Issuer Free Writing Prospectus. The indemnity agreement of the respective Underwriters contained in this subsection (b) of Section 8 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of FPL or any of its officers or directors or any such other Underwriter or any such controlling person, and shall survive the delivery of the Shares. FPL agrees promptly to notify the Representatives of the commencement of any litigation or proceedings against FPL (or any controlling person thereof) or any of its officers or directors in connection with the issuance and sale of the Shares.

(c)  FPL and each of the several Underwriters each agree that, upon the receipt of notice of the commencement of any action against it, its officers and directors, or any person controlling it as aforesaid, in respect of which indemnity or contribution may be sought under the provisions of this Section 8, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity or contribution shall be sought thereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of this indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party or parties shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party or parties shall elect not to assume the defense of such action, such indemnifying party or parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by such counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party or parties, to participate in the defense of such action on behalf of such indemnified party or parties at the expense of the indemnifying party or parties (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one separate counsel representing the indemnified parties who are parties to such action). FPL and each of the several Underwriters each agree that without the prior written consent of the other parties to such action who are parties to this agreement, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim or proceeding in respect of which such party intends to seek indemnity or contribution under the provisions of this Section 8, unless such settlement, compromise or consent (i) includes an unconditional release of such other parties from all liability arising out of such claim or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other parties.

(d)  If, or to the extent, the indemnification provided for in subsections (a) or (b) above shall be unenforceable under applicable law by an indemnified party, each indemnifying party agrees to contribute to such indemnified party with respect to any and all losses, claims, damages, liabilities and expenses for which each such indemnification provided for in subsections (a) or (b) above shall be unenforceable, in such proportion as shall be appropriate to reflect (i) the relative fault of FPL on the one hand and the Underwriters on the other in connection with the statements or omissions which have resulted in such losses, claims, damages, liabilities and expenses, (ii) the relative benefits received by FPL on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this agreement, and (iii) any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution with respect thereto from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by FPL or the Underwriters and each such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. FPL and each of the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute in excess of the amount equal to the excess of (i) the total price at which the Shares underwritten by it were offered to the public, over (ii) the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. The obligations of each Underwriter to contribute pursuant to this subsection (d) are several and not joint and shall be in the same proportion as such Underwriter’s obligation to underwrite Shares is to the total amount of Shares set forth in Schedule II hereto.

9.    Termination. This agreement may be terminated by the Representatives by delivering written notice thereof to FPL, at any time prior to the Closing Date, if after the date hereof and at or prior to the Closing Date:

(a) (i) there shall have occurred any general suspension of trading in securities on the NYSE or there shall have been established by the NYSE or by the Commission or by any federal or state agency or by the decision of any court any limitation on prices for such trading or any general restrictions on the distribution of securities, or trading in any securities of FPL shall have been suspended or limited by any exchange located in the United States or on the over-the-counter market located in the United States or a general banking moratorium declared by New York or federal authorities or (ii) there shall have occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities, including, but not limited to, an escalation of hostilities which existed prior to the date of this agreement, any other national or international calamity or crisis or any material adverse change in financial, political or economic conditions affecting the United States, the effect of any such event specified in this clause (ii) being such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the offering of the Shares as contemplated in the Pricing Disclosure Package or for the Underwriters to enforce contracts for the sale of the Shares[, or

(b) (i) there shall have been any downgrading or any notice of any intended or potential downgrading in the ratings accorded to the Shares or any preferred stock of FPL which are of the same class as the Shares by either [Moody’s Investors Service, Inc. (“Moody’s”)] or [Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”)], or (ii) either [Moody’s] or [S&P] shall have publicly announced that either has under surveillance or review, with possible negative implications, its ratings of the Shares or any preferred stock of FPL which are of the same class as the Shares, the effect of any such event specified in (i) or (ii) above being such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the offering of the Shares as contemplated in the Pricing Disclosure Package or for the Underwriters to enforce contracts for the sale of the Shares].

This agreement may also be terminated at any time prior to the Closing Date if in the judgment of the Representatives the subject matter of any amendment or supplement to the Registration Statement or the Prospectus or any Issuer Free Writing Prospectus prepared and furnished by FPL after the date hereof reflects a material adverse change in the business, properties or financial condition of FPL and its subsidiaries taken as a whole which renders it either inadvisable to proceed with such offering, if any, or inadvisable to proceed with the delivery of the Shares to be purchased hereunder. Any termination of this agreement pursuant to this Section 9 shall be without liability of any party to any other party except as otherwise provided in subsections (d) and (f) of Section 5 hereof.

10.    Miscellaneous.

(a)  The validity and interpretation of this agreement shall be governed by the laws of the State of New York without regard to conflicts of law principles thereunder. This agreement shall inure to the benefit of, and be binding upon, FPL, the several Underwriters and, with respect to the provisions of Section 8 hereof, each officer, director or controlling person referred to in said Section 8, and their respective successors. Nothing in this agreement is intended or shall be construed to give to any other person or entity any legal or equitable right, remedy or claim under or in respect of this agreement or any provision herein contained. The term “successors” as used in this agreement shall not include any purchaser, as such purchaser, of any Shares from any of the several Underwriters.

(b)  FPL acknowledges and agrees that the Underwriters are acting solely in the capacity of arm’s length contractual counterparties to FPL with respect to the offering of the Shares as contemplated by this agreement and not as financial advisors or fiduciaries to FPL in connection herewith. Additionally, none of the Underwriters is advising FPL as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction in connection with the offering of the Shares as contemplated by this agreement. Any review by the Underwriters of FPL in connection with the offering of the Preferred Stock contemplated by this agreement and the transactions contemplated by this agreement will not be performed on behalf of FPL.

11.    Notices.  All communications hereunder shall be in writing or by telegram and, if to the Underwriters, shall be mailed or delivered to the Representatives at the address set forth in Schedule II hereto, or if to FPL, shall be mailed or delivered to it at 700 Universe Boulevard, Juno Beach, Florida 33408, Attention: Treasurer.

12.    Counterparts. This agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

Very truly yours,

Florida Power & Light Company

By: ____________________________
Name:
Title:

Accepted and delivered as of
the date first above written:

By:____________________________
Name:
Title:

Acting on [its] [their] own behalf and on behalf of the other several Underwriters referred to in the foregoing agreement.

SCHEDULE I

FLORIDA POWER & LIGHT COMPANY

Pricing Term Sheet

[Date]

Issuer: Florida Power & Light Company

Underwriting Agreement dated
Representatives:

Shares:
Number of Shares:
Designation:
Dividend Rate:
Price to Public:
Purchase Price:
Proceeds to FPL
(before expenses):
Settlement Date:
CUSIP/ISIN Number:
[Expected Credit Ratings*:]

[*A security rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating. The rating is subject to revision or withdrawal at any time by the assigning rating organization.]

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling __________ toll-free __________ or __________ toll-free __________.

I-1

SCHEDULE II

Representatives	Addresses

Underwriter	Number of Shares

Total

II-1

SCHEDULE III

PRICING DISCLOSURE PACKAGE

(1)    Prospectus, dated ________________

(2)    Preliminary Prospectus Supplement dated _______________ (which shall be deemed to include the Incorporated Documents filed at or prior to the Applicable Time to the extent not superseded by Incorporated Documents filed at or prior to the Applicable Time)

(3)    Issuer Free Writing Prospectuses

(a)    Pricing Term Sheet attached as Schedule I hereto

III-1

SCHEDULE IV

[LETTERHEAD OF SQUIRE, SANDERS & DEMPSEY L.L.P.]

SCHEDULE V

[LETTERHEAD OF THELEN REID BROWN RAYSMAN & STEINER LLP]

SCHEDULE VI

[LETTERHEAD OF HUNTON & WILLIAMS LLP]

[Forms of legal opinions omitted]

IV-1